Exhibit 99.1

NEWS
NEWS
NEWS

CF INDUSTRIES PRICES COMMON STOCK OFFERING

DEERFIELD, IL, April 15, 2010 — CF Industries Holdings, Inc. (NYSE: CF) announced today that it has successfully priced a public offering of 11,235,956 shares of its common stock at a public offering price of $89.00 per share. CF Industries has also granted the underwriters a 30-day option to purchase up to an additional 1,685,394 shares of common stock on the same terms and conditions to cover over-allotments.

CF Industries intends to use the net proceeds from this offering to repay outstanding borrowings under its $1.75 billion senior secured bridge facility, which was used to fund cash requirements relating to CF Industries’ acquisition of Terra Industries Inc. The common stock offering is expected to close on April 21, 2010, subject to customary closing conditions.

Morgan Stanley & Co. Incorporated is the sole book-running manager and Mitsubishi UFJ Securities (USA), Inc. is the senior co-manager in the common stock offering.

The offering was made pursuant to CF Industries’ effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”).  Investors should read the prospectus supplement and the accompanying prospectus for more complete information about CF Industries and the offering.  These documents can be obtained from: Morgan Stanley & Co. Incorporated, Attention: Prospectus Department, 180 Varick Street, New York, NY 10014 (1-866-718-1649, email address: prospectus@morganstanley.com); and from Mitsubishi UFJ Securities (USA), Inc., Attention: Capital Markets Group, 1633 Broadway, 29th Floor, New York, NY 10019, (1-877-649-6848).

This press release shall not constitute an offer to sell, or a solicitation of an offer to purchase, CF Industries’ common stock or any other securities of CF Industries and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About CF Industries

CF Industries Holdings, Inc., headquartered in Deerfield, Illinois, is the holding company for the operations of CF Industries, Inc. CF Industries is a global leader in nitrogen and phosphate fertilizer manufacturing and distribution, serving both agricultural and industrial customers. CF

Industries operates world-class nitrogen fertilizer manufacturing complexes in the central United States and Canada; conducts phosphate mining and manufacturing operations in Central Florida; and distributes fertilizer products through a system of terminals, warehouses, and associated transportation equipment located primarily in the Midwestern United States. The company also owns 50 percent interests in KEYTRADE AG, a global fertilizer trading organization headquartered near Zurich, Switzerland; GrowHow UK Limited, a fertilizer manufacturer in the United Kingdom; and an ammonia facility in The Republic of Trinidad and Tobago. Additional information on CF Industries is found on the company's website at www.cfindustries.com.

Safe Harbor Statement

This communication contains forward-looking statements that are subject to risks, uncertainties and other factors that could cause our actual results to differ materially from those in the forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions and assumptions and other statements that are not historical facts. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict” or “project” and similar terms and phrases, including references to assumptions. Forward-looking statements also may relate to our operations, financial results, financial condition, liquidity and business prospects and strategy and include statements about anticipated cost synergies and savings from the acquisition of Terra Industries Inc. Our forward-looking statements are made based on our expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Accordingly, you should not unduly rely on these forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including, among others, the factors described in the risk factors and management’s discussion and analysis of financial condition and results of operations contained in our SEC filings.

CF Industries

Terry Huch

Senior Director, Investor Relations and Corporate Communications

847-405-2515

thuch@cfindustries.com